Exhibit 3.87

AMENDED AND RESTATED BYLAWS

OF

READING’S FUN, LTD.
(as of April 30, 1997)

ARTICLE I — OFFICES

The registered office of the Corporation in the State of Iowa shall be located at 119 South Main Street, Fairfield, Iowa 52556, and the registered agent shall be such officer or director of the Corporation, or other individual resident of the State of Iowa whose business office is identical with the registered office, as shall be appointed from time to time by resolution of the Board of Directors.  The principal executive office of the Corporation shall be located at 119 South Main Street, Fairfield, Iowa 52556.  The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

ARTICLE II — SHAREHOLDERS

1.             ANNUAL MEETING.

The annual meeting of the shareholders shall, unless otherwise provided by the Board of Directors, be held on the first (1st) Monday in February of each calendar year at such time as may be fixed by the Board of Directors from time to time, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.  If that day is a legal holiday, the annual meeting shall be held on the next succeeding day which is not a legal holiday.

2.             SPECIAL MEETINGS.

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the written request of the holders of not less than ten percent (10%) of all of the outstanding shares of the Corporation entitled to vote on any issue proposed to be considered at the meeting, provided such written request describing the purpose or purposes for which the special meeting of the shareholders is to be held is signed, dated and delivered to the Secretary.

3.             PLACE OF MEETING.

The Board of Directors may designate any place, either within or without the State of Iowa unless otherwise prescribed by the Articles of Incorporation or by law, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa unless otherwise prescribed by the Articles of Incorporation or by law, as the place for holding such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

4.             NOTICE OF MEETING.

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days, nor more than sixty (60), days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address recorded on the stock transfer books of the Corporation, with postage thereon prepaid.  Whenever notice is required to be given to any shareholder of any meeting for any purpose, such notice may be waived in a writing signed by the person or persons entitled to such notice, either before or after the meeting referenced therein, and shall be included among the corporate records.  The attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

5.             CLOSING THE TRANSFER BOOKS OR FIXING OF RECORD DATE.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed seventy (70) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least two (2) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date not to exceed seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.             VOTING LISTS.

The officer or agent having charge of the stock transfer books for shares of the corporation shall make, within two (2) days after the giving of notice of each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held, and shall be subject to inspection by any shareholder or shareholder’s agent or attorney, at any time prior to such meeting during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or shareholder’s agent or attorney, during the whole time of the meeting.  The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at the meeting of the shareholders.

If the requirements of this Section have not been substantially complied with, the meeting shall, upon the demand of any shareholder in person or by proxy, be adjourned until the requirements are met.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting prior to the making of any such demand.

7.             QUORUM.

At any meeting of shareholders, a simple majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum.  If less than the said number of the outstanding shares are present or represented at a meeting, a simple majority of the shares so present or represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, The shareholders present at a duly organized meeting at which a quorum is present may continue to transact business, other than the election of Directors, until adjournment, notwithstanding the subsequent loss of quorum through withdrawal of shareholders.

8.             PROXIES.

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from its date, unless otherwise expressly provided in the proxy.  No authorization for any attorney-in-fact to execute a proxy shall be valid after ten (10) years from its date, but such proxies may be accepted as valid in the absence of notice to the contrary.

9.             VOTING.

Each holder of stock which is entitled to vote pursuant to the Articles of Incorporation shall be entitled to one vote, in person or by proxy, for each share of such stock held by such shareholder.  Upon the demand of any shareholder, the vote for Directors and any question before the meeting shall be by ballot.  All elections for Directors shall be decided by majority vote with each shareholder casting as many votes per share of his voting stock as there shall be directorships to be filled; all other questions shall be decided by simple majority vote of shareholders present or represented at a meeting at which a quorum is present or represented, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.  All questions regarding the qualifications of the votes and the validity of the proxies shall be determined, and the count of all votes cast shall be conducted, by the Secretary of the Corporation, unless otherwise provided by the Board of Directors.

10.           ACTION WITHOUT SHAREHOLDER MEETING.

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, and except as provided by law, without prior notice, if one or more written consents, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than ninety (90) percent of the votes entitled to be cast with respect to the subject matter thereof and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the records of the Corporation. A written consent shall bear the date of signature of each shareholder who signs the consent and no written consent is effective to take the corporate action referred to in the consent unless, within sixty days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation.  A consent signed under this section has the effect of a meeting vote.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE III — BOARD OF DIRECTORS

1.             GENERAL POWERS.

The business and affairs of the Corporation shall be managed by its Board of Directors, subject to any requirement of shareholder action pursuant to the Articles of Incorporation or law.  The Directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with law, with the Articles of Incorporation, or with these Bylaws.

2.             NUMBER, TENURE AND QUALIFICATIONS.

The number of Directors of the Corporation shall range from six (6) to twelve (12) unless such number shall be modified in accordance with these Bylaws.  In no case shall the number of Directors be less than that permitted by law.  Directors shall be elected at the annual meeting of the shareholders at which a quorum is present, by an affirmative vote of two-thirds of the votes cast as authorized under the Articles of Incorporation of the Corporation.  Directors need not be residents of the State of Iowa or shareholders of the Corporation unless law or the Articles of Incorporation so require.

3.             REGULAR MEETINGS.

A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders.  The Board of Directors may determine, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

4.             SPECIAL MEETINGS.

Special meetings of the Board of Directors may be called by or at the request of the President or any Director.  The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Directors.

Notice of any special meeting shall be given at least two (2) days in advance thereof by written notice delivered personally, or by telegram or facsimile with answerback, or mailed to each Director at his business address.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company with instructions for immediate delivery.  If notice be given by facsimile transmission, such notice shall be deemed to be delivered when answerback confirmation of complete reception is received.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.  Whenever notice is required to be given to any Director of any meeting for any purpose, such notice may be waived in a writing signed by the person or persons entitled to such notice, whether before or after the meeting referenced therein, and shall be included among the corporate records.

5.             QUORUM.

At any meeting of the Board of Directors, the presence of a two-thirds of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Articles of Incorporation for the transaction of all or any particular business.  If less than a quorum is present at a meeting, a simple majority of the Directors present may adjourn the meeting from time to time without further notice.  Participation of any one or more members of the Board of Directors by means of a conference telephone or other communication equipment, allowing all persons participating in the meeting to hear each other, shall constitute presence in person at any such meeting.

6.             CONDUCT OF MEETINGS.

At all meetings of the Board of Directors, each Director present shall have one (1) vote.  Except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws, the action of a simple majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  Unless otherwise provided by law or the Articles of Incorporation, any action required to be taken at a meeting of the Directors, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by all of the Directors, or all of the members of the committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote.

7.             NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Except as otherwise provided by law or the Articles of Incorporation, newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason except by removal of Directors without cause may be filled by a simple majority vote of the Directors then in office, though less than a quorum.  Vacancies occurring by reason of the removal of Directors without cause shall be filled by an affirmative vote of two-thirds of the shareholders.  A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

8.             REMOVAL OF DIRECTORS.

Any or all of the directors may be removed at any time, with or without cause, by an affirmative vote of two-thirds of the shareholders, at a special meeting called expressly for that purpose.

9.             RESIGNATION.

A director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

10.           COMPENSATION.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of Directors, including fees and reimbursement of expenses.

11.           PRESUMPTION OF ASSENT.

A Director of the Corporation who is present at a meeting of the Board of Directors, or of a committee, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon his arrival to holding it or transacting business at the meeting, (b) his dissent or abstention from the action taken shall be entered in the minutes of the meeting, or (c) he shall deliver written notice of his dissent or abstention from the action taken to the Chairman of the meeting before the adjournment thereof or to the Corporation immediately after the adjournment of the meeting. Such right of dissent or abstention shall not apply to a Director who voted in favor of such action.

12.           EXECUTIVE AND OTHER COMMITTEES.

The Board of Directors, by resolution, may designate from among its members an executive committee and other committees, each consisting of two (2) or more Directors.  To the extent provided in such resolution, the Articles of Incorporation or in these Bylaws, the executive committee shall have and may exercise all of the authority of the Board of Directors except that no committee shall have the authority to (a) authorize distributions; (b) approve or propose to shareholders action that is required by the Articles of Incorporation or law to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal these Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors. Committees other than the executive committee shall have and may exercise the powers and authority of the Board of Directors, to the extent provided in the Articles of Incorporation, these Bylaws or the resolution of the Board of Directors establishing such committees.  The committees shall keep regular minutes of their proceedings.  All committees shall serve at the pleasure of the Board of Directors.

13.           CONTRACTS.

No contract or other transaction between this Corporation and any other entity shall be impaired, affected or invalidated, nor shall any Director be liable in any way by reason of the fact that one or more of the Directors of this Corporation is interested in, or is a director or officer of such other entity, provided that such facts are disclosed or made known to the Board of Directors and to the shareholders, in the event of their ratification thereof, as set forth in either of the following paragraphs:

Any Director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no Director shall be liable in any way by reason of such interest, provided that the facts of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote of a majority of the Directors who have no direct or indirect interest in the transaction voting at a duly constituted meeting of the Board of Directors, notwithstanding the presence of any such interested Director at the meeting at which such action is taken, or a vote cast by any such director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this paragraph.

Any Director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no Director shall be liable in any way by reason of such interest, provided that the facts of such interest be disclosed or made known to the shareholders entitled to vote, and provided that the shareholders shall authorize, approve or ratify such contract or transaction by the vote of a simple majority of the shares entitled to be counted under this paragraph. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity in which the Director has a material financial interest or in which the Director is a general partner, shall not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify such contract or transaction.  A majority of the shares, whether or not present, that are entitled to be counted in a vote on the contract or transaction under this paragraph constitutes a quorum for the purpose of taking action under this paragraph.  This section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.

14.           INDEMNIFICATION.

Indemnification of directors shall be as set forth in Article VIII.

ARTICLE IV — OFFICERS

1.             NUMBER.

The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  One or more vice-presidents and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

2.             ELECTION AND TERM OF OFFICE.

The officers of the Corporation shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his prior death, resignation or removal.

3.             REMOVAL.

Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.             VACANCIES.

A vacancy arising in any office because of death, resignation or removal, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.  At its discretion, the Board of Directors may leave vacant any office except that of the President.

5.             PRESIDENT.

The President shall be a member of the Board of Directors, shall be the chief executive officer of the Corporation and, subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the Corporation.  The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors.  He may sign certificates for shares of the stock of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed (except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these Bylaws to some other officer or agent of the corporation), and in general shall perform all duties incident to the office of president and such other duties as may be assigned by the Board of Directors from time to time.

6.             VICE-PRESIDENT.

In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President, or if there be more than one Vice-President, the Vice-President designated by the Board of Directors, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice-President shall perform such other duties as may be assigned from time to time by the President or by the Board of Directors.

7.             SECRETARY.

The Secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of law, the Articles of Incorporation or these Bylaws, keep a register of the mailing address of each shareholder as furnished to the Secretary by such shareholder, have general charge of the stock transfer books of the Corporation, authenticate the records of the Corporation, and in general perform all duties incident to the office of secretary and such other duties as may be assigned from time to time by the President or by the Board of Directors.

8.             TREASURER.

The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts of moneys due and payable to the Corporation from any source whatsoever, sign checks made by the Corporation (jointly with such other person or persons as may be designated by these

Bylaws or by the Board of Directors), pay out and dispose of checks made by the Corporation under the direction of the Board of Directors, sign bills of exchange and promissory notes of the corporation with the President or such other persons as may be designated by the Board of Directors, render a statement of account upon request of any Director, exhibit his books and accounts to any Director upon application at the offices of the Corporation during business hours, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws, and in general perform all of the duties incident to the office of treasurer and such other duties as may be assigned from time to time by the president or by the board of directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine

9.             SALARIES.

The salaries of the officers shall be fixed from time to time by the Board of Directors or such person as may be designated from time to time by resolution of the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

10.           MULTIPLE OFFICES.

The same individual may simultaneously hold more than one office.  If the Corporation shall have only one shareholder, such shareholder may hold all offices.

ARTICLE V — CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.             CONTRACTS.

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

2.             LOANS.

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless expressly authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

3.             CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by the Board of Directors.

4.             DEPOSITS.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI — CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.             CERTIFICATES FOR SHARES.

Each certificate representing shares of the Corporation shall state on its face the name of the Corporation and that it is organized under the laws of the State of Iowa, the name of the person to whom it is issued and the number and class of shares and the designation of the series, if any, it represents and otherwise be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the President and by the Secretary or by such other officers as are authorized by law or by the Board of Directors.  Any of or all the signatures on a certificate may be facsimile.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such an officer before such certificate is issued, it may be issued with the same effect as if he were such an officer at the date of issue.  The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.  All certificates for shares shall be consecutively numbered or otherwise identified.  The names and addresses of the shareholders, the numbers of shares and dates of issue shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as otherwise provided by law, the Articles of Incorporation or these Bylaws.

2.             ISSUANCE OF SHARES.

No certificate representing shares shall be issued until the full payment of consideration therefor has been received except as otherwise permitted by law and authorized by the Board of Directors.

3.             TRANSFERS OF SHARES.

Shares of the capital stock of the Corporation shall be transferred in. a manner not inconsistent with the Articles of Incorporation and the resolutions of the Board of Directors and any shareholder agreement approved by the Corporation and filed with the records of the Corporation and shall be transferred on the books of the Corporation only by the Secretary or such transfer agent as may be appointed by the Board of Directors, upon the request of the holder thereof in person, or by his attorney, and only upon surrender and cancellation of a certificate or certificates for a like number of shares.

The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law.

4.             RULES AND REGULATIONS GOVERNING STOCK ISSUANCE.

The Board of Directors shall have power and authority to make such rules and regulations, consistent with the Articles of Incorporation, as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the capital stock of the Corporation.  The Board of Directors may appoint a transfer agent and a registrar of transfers and may require stock certificates to bear the signature of such transfer agent and of such registrar or transfer.

5.             CLOSING OF STOCK BOOKS.

The stock transfer book shall be closed for the meetings of the shareholders as required by the Corporation’s Articles of Incorporation and these Bylaws, and during such period no stock shall be transferable.

6.             LOST OR DESTROYED CERTIFICATES.

The holder of any certificate representing shares of the stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same.  The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed.  On production of such evidence of loss or destruction as the Board of Directors may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the Corporation against any claim, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

ARTICLE VII — GENERAL PROVISIONS

1.             FISCAL YEAR.

The fiscal year of the corporation shall end on such date and shall consist of such accounting periods may be fixed by the Board of Directors.

2.             DIVIDENDS.

To the extent permitted by law, and subject to the provisions of the Articles of Incorporation of the Corporation, these Bylaws and the terms of any other corporate document or instrument binding upon the Corporation, the Board of Directors shall have full power and discretion to determine what, if any, dividends or distributions shall be declared and paid or made.  Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall consider to be in the best interest of the Corporation.  The Board of Directors may, in its absolute discretion, modify or abolish any such reserve.

3.             SEAL.

The Board of Directors shall adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, the year of incorporation and the words “Corporate Seal.”

4.             CONFLICT WITH LAW.

These Bylaws are subject to the provisions of the laws of the State of Iowa and to the Corporation’s Articles of Incorporation, as they may be amended from time to time.  If any provision of these Bylaws is inconsistent with a provision of said laws or of the Articles of Incorporation, the provision of the laws or of the Articles of Incorporation, as the case may be, shall govern.

ARTICLE VIII — INDEMNIFICATION

1.             RIGHT OF INDEMNIFICATION

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Iowa Business Corporation Act, as amended from time to time, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law or otherwise, as well as their rights under this Article.  The Corporation may indemnify and advance expenses to an employee or agent who is not a Director or officer to the extent, consistent with Business Corporation Act and the Articles of Incorporation, that the Board of Directors may determine to be appropriate.

2.             INSURANCE.

The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer or another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out such status, whether or not the Corporation would have the power to indemnify such person.

3.             FURTHER BYLAWS.

The Board of Directors may from time to time adopt further bylaws with respect to indemnification and may amend these and such bylaws to provide at all times the fullest indemnification permitted by the Iowa Business Corporation Act, as amended from time to time.

4.             SEVERABILITY.

Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

ARTICLE IX — AMENDMENTS

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by a vote of the shareholders representing a simple majority of all the shares issued and outstanding, at any annual shareholders’ meeting or at any special shareholders meeting when the proposed amendment has been set out in the notice of such meeting, or, except where such action is prohibited by law, the Articles of Incorporation or these Bylaws, by the Board of Directors acting by unanimous written consent in lieu of a meeting or at any regular or special meeting of the Board of Directors.